U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Confidential, for Use of the
Commission Only (as permitted by
Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material under Rule 14a-12

FREESTONE RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies: Common Stock
2.  Aggregate number of securities to which transaction applies: 72,218,994
3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.  Proposed maximum aggregate value of transaction:
5.  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

FREESTONE RESOURCES, INC.
325 N. St. Paul St.
Ste. 1350
Dallas, TX 75201
(214) 880-4870

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Freestone Resources, Inc., a Nevada corporation, will hold its Annual Meeting of Stockholders at 325 N. St. Paul St., Ste. 1350 Dallas, TX 75201 on June 22, 2010. We are holding the meeting for the following purposes:

1)  To elect members of the Board of Directors, whose terms are described in this proxy statement;

2)  To amend our Articles of Incorporation to increase our authorized common stock from one hundred (100) million authorized shares to two hundred (200) million authorized shares;

3)  To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of Freestone Resources common stock at the close of business on May 15, 2010, are entitled to vote at the meeting. The Board urges Stockholders to vote "FOR" Item 1 and Item 2 and solicits your vote.

It is important that your shares be represented and voted at the meeting. We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend the meeting, please vote your shares using the enclosed proxy card. Simply sign the return card where required, note the number of shares you own and if you will attend the meeting in person, and return the card in the envelope provided to us at the address first written above. Of course, you may also vote your shares in person at the Annual Meeting.

By Order of the Board of Directors,

/s/ Clayton Carter

Clayton D. Carter
President

May 15,2010

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Freestone Resources, Inc., a Nevada corporation, to be voted at our Annual Meeting of Stockholders, to be held on June 22, 2010, and at any meeting following postponement or adjournment of the Annual meeting.

You are cordially invited to attend the annual meeting, which will begin at 1:00 PM. The meeting will be held in the Board Room on the first floor at 325 N. St. Paul St., Dallas, Texas 75201. Stockholders will be admitted beginning at 12:45 PM. The location is accessible to handicapped persons, and we will provide wireless headsets for hearing amplification upon request.

You will need an admission ticket to enter the meeting. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the annual meeting, please retain the admission ticket.

If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the annual meeting, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a recent bank or brokerage account statement, to our transfer agent, Florida Atlantic Stock Transfer, Inc., 7130 NOB HILL ROAD, TAMARAC, FL 33321, 954-726-4954. If you arrive at the annual meeting without an admission ticket, we will admit you if we are able to verify that you are a stockholder of Freestone Resources, Inc.

We are first mailing this proxy statement, the proxy card and voting instructions on May 31, 2010, to persons who were stockholders at the close of business on May 15, 2010, the record date for the meeting.

IMPORTANT--PLEASE READ

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your proxy at your earliest convenience by mail using the enclosed envelope. This will ensure the presence of a quorum at the Annual Meeting and will save us the expense of additional solicitation. Sending in your proxy card and voting will not prevent you from voting your shares at the Annual Meeting, or changing your vote, if you desire to do so. It will also help us provide adequate seating if you note that you will attend. Your proxy is revocable at your option in the manner described in the Proxy Statement.

PROXIES AND VOTING PROCEDURES

You can vote your shares by completing and returning a proxy card or, if you hold your shares in "street name," a voting instruction form.

If your shares are held in "street name," you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

If you hold your shares through a broker, your shares may be voted even if you do not attend the annual meeting.

Abstentions and broker non-votes do not have the effect of votes in opposition to a director. Abstentions are also counted towards determining a quorum.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the annual meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to revoke your proxy until it is voted. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

STOCKHOLDERS ENTITLED TO VOTE

You are entitled to vote at the annual meeting all shares of our common stock that you held as of the close of business on the record date. Each share of our common stock is entitled to one vote with respect to each matter properly brought before the meeting.

On May 15, 2010, the record date, there were 72,218,994 shares of common stock outstanding.

A list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 325 N. St. Paul St., Ste. 1350 Dallas, TX 75201 between the hours of 10:00 a.m. and 3:00 p.m. central standard time.

REQUIRED VOTE

The presence, in person or by proxy, of the holders a majority of the shares of a voting group entitled to vote at the annual meeting, shall constitute a quorum of that voting group, which is required in order to transact business at the meeting.

COST OF PROXY DISTRIBUTION AND SOLICITATION

Freestone Resources, Inc. will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of Freestone Resources, Inc. in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of Freestone Resources, Inc., who will receive no additional compensation for soliciting. In accordance with the rules of the Securities and Exchange Commission, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Freestone Resources, Inc. stock.

PROPOSAL 1 -

PROPOSAL FOR THE ELECTION OF DIRECTORS

The Board of Directors is comprised of three directors. Directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. Our current directors, Clayton Carter, James Carroll, and G. Don Edwards, are standing for reelection, and if they are elected, will continue to be our directors. We have three directors who each serve as an officer of Freestone Resources, Inc.  There are no family relationships among our directors or executive officers. Provided below is a brief description of our director's business experience during the past five years and an indication of directorships he has held in other companies subject to the reporting requirements under the Federal securities laws. Our directors will serve until the next annual meeting of shareholders and until his successor(s) are elected and qualified, or until his earlier death, retirement, resignation or removal. Information with Respect to Director Nominees:

Clayton D. Carter:

Clayton Carter received his Bachelor of Arts in Integrated Marketing and Communications from Pepperdine University. Mr. Carter has raised the capital to develop multiple startups. Mr. Carter has served as Freestone Resources Inc’s President since January of 2009, and has served as Chief Executive Officer since August 2009.

G. Don Edwards:

Don Edwards is a graduate from Texas Christian University with a BBA degree concentrating in Finance and Economics. Mr. Edwards started his business career with E. F. Hutton where he was a regional OTC Coordinator. He also ran a trading desk for OTC stocks. He later served as President, CFO, CEO and director for four securities firms as well as a director for two savings and loans. He has been responsible for managing many public and private companies. He has raised start up capital for dozens of both private and public companies. Mr. Edwards has vast knowledge in the investment field including fine art. He has bought and sold art works of such artists as Charles Russell and Monet. Don was a licensed Insurance agent for many years and assisted in managing the West Texas region for Mass Mutual Life Ins. Co. Don also has a background in the Oil and Gas Industry. His family has run a successful Drilling Co. in West Texas for over half a century.

James Carroll:

James F. Carroll has served as the Chief Financial Officer and Treasurer of Freestone since May 1, 1999. He has served as a director of Freestone since November 12, 1999. From December 1973 to April 1999, Mr. Carroll was employed by F. Schumacher & Co., a New York Fabric Company, as a manager of Production, Purchasing and Inventory. Mr. Carroll received a B.B.A. degree in public accounting from Pace University of New York in 1985.

Pursuant to the Nevada Revised Statutes, this proposal can be approved by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors if a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NAMED DIRECTORS.

PROPOSAL 2 -

PROPOSAL FOR AN INCREASE IN OUR AUTHORIZED SHARES

We are currently authorized to issue one hundred (100) million shares of common stock.  The proposal will increase our authorized common stock to two hundred (200) million shares.

The Board of Directors believes that the proposed increase in the number of authorized shares of common stock is in the best interest of the Company in that it wll provide the Company with available shares that could be issued for various corporate purposes, including acquisitions, stock dividends, options, convertible debt and equity financings, as the Board of Directors determines in its discretion.

The issuance by the Company of any additional shares of common stock would dilute both the equity interests and the earnings per share of existing holders of our common stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock.

On February 19, 2010, persons owning a majority of the Company’s outstanding voting securities approved a proposal to grant the Company’s Board of Directors authority to amend the Company’s Articles of Incorporation to increase the authorized common stock from one hundred (100) million to two hundred (200) million shares.  In connection with these stockholder actions, no 14C Information Statement was filed with the SEC, and the Amended and Restated Articles of Incorporation were never filed with the state of Nevada; we are now seeking approval.  No shares authorized to be issued in the increase of our authorized shares have been issued.

Pursuant to our Articles of Incorporation, if a quorum exists, this proposal can be approved by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE INCREASE OF OUR COMMON STOCK.

EXECUTIVE OFFICERS

The following table and text set forth the names and ages of Freestone Resources, Inc's executive officers as of May 15, 2010. A brief description of our executive officer and an indication of the directorships, if any, he held in other companies subject to the reporting requirements under the Federal securities laws is provided above within Proposal 1.

Name	Age	Position
Clayton D. Carter	24	Chief Executive Officer
		President, Director

	Served since January, 2009

Name	Age	Position
G. Don Edwards	60	Chief Investment Officer
		Secretary, Director

	Served since January, 2009

Name	Age	Position
James Carroll	53	Chief Financial Officer
		Treasurer, Director

	Served since January, 1999

GOVERNANCE OF FREESTONE RESOURCES, INC.

Due to our lack of operations and size, we have not designated an Audit Committee. Furthermore, we are currently quoted on the OTC Bulletin Board, which is sponsored by the NASD, under the symbol "FSNR.OB" and the OTCBB does not have any listing requirements mandating the establishment of any particular committees. Our board of directors acts as our Audit Committee and performs equivalent functions, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. For these same reasons, we did not have any other separate committees during fiscal year ended June 30, 2009; all functions of a nominating committee, audit committee and compensation committee are currently performed by our directors.

Our Board believes that, considering our size and the members of our Board, decisions relating to director nominations can be made on a case-by-case basis by all members of the board without the formality of a nominating committee or a nominating committee charter. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

The Board does not have an express policy with regard to the consideration of any director candidates recommended by shareholders since the Board believes that it can adequately evaluate any such nominees on a case-by-case basis. The Board will consider director candidates proposed in accordance with the procedures set forth below under "Shareholder Proposals for 2010 Annual Meeting," and will evaluate shareholder-recommended candidates under the same criteria as internally generated candidates. Although the Board does not currently have any formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the board of directors.

We have not received any recommendations for a director nominee from any shareholder.

Financial Expert

We do not have a qualified financial expert at this time because we have not been able to hire a qualified candidate and because we do not have the financial resources to afford such an expert. However, we intend to continue to search for a qualified individual for hire.

Board Independence

We have three directors who also serve as executive officers of the Freestone Resources, Inc. Accordingly, we do not have any "independent" directors, as that term is defined in Section 121(A) of the American Stock Exchange's Listing Standards. Since the OTC Bulletin Board does not require that a majority of our directors be independent, we are required to apply the definition of "independent" used by an exchange that does have such a requirement, such as the American Stock Exchange.

Directors Attendance at Meetings

During fiscal year ended June 30, 2009 the Board held four meetings and our directors attended such meetings. Since we do not have separate committees, no committee meetings were held during fiscal year ended June 30, 2009, but any such issues were discussed at the Board Meetings.

We intend to schedule a Board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons who beneficially own more than 10% of our common stock to send reports of their ownership of shares of common stock and changes in ownership to us and the SEC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTION

None.

LEGAL PROCEEDINGS

We are not a party to any material legal proceeding and to our knowledge; no such proceeding is currently contemplated or pending.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Freestone Resources, Inc. stockholders who want to communicate with our Board or any individual director can write to:

Freestone Resources, Inc.
325 N. St. Paul Street
Ste. 1350
Dallas, Texas 75201
Attn: Board Administration

Your letter should indicate that you are a Freestone Resources, Inc. stockholder. Depending on the subject matter, management will:

* Forward the communication to the Director or Directors to whom it is addressed;

* Attempt to handle the inquiry directly, for example where it is a request for information about Freestone Resources, Inc. or it is a stock-related matter; or

* Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation for the fiscal year ended 2009 was as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Michael Doran, CEO (former)	2009	13,000	0	105,000	0	0	0	0	118,000
Clayton Carter, CEO	2009	13,000	0	105,000	0	0	0	0	118,000
Don Edwards, CIO	2009	0	0	52,500	0	0	0	0	52,500
James Carroll, CFO	2009	0	0	0	0	0	0	0	0

INDEPENDENT PUBLIC ACCOUNTANTS

The Board reappointed The Hall Group CPAs as the independent accounting firm to audit our financial statements for fiscal year ended June 30, 2010. Turner Stone & Co. audited our financial statements for year ended 2009 and Malone & Bailey, PC audited our financial statement for the year ended 2008.

Representatives of The Hall Group CPAs will not be present at the meeting nor will they be available during that time to respond to any questions.

AUDIT FEES

The fees billed by Turner Stone & Co. for the indicated services performed during fiscal year ended June 30, 2009 were as follows:

Fiscal Year 2009

Audit and review fees	$49,325
Audit-related fees	$0
Tax Fees	$0
All other fees	$0

Our Board of Directors must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Freestone Resources, Inc. by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which should nonetheless be approved by our Board prior to the completion of the audit. Each year the independent auditor's retention to audit our financial statements, including the associated fee, is approved by the Board before the filing of the previous year's annual report on Form 10-K. At the beginning of the fiscal year, the Board will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management. At each subsequent Board meeting, the auditor and management may present subsequent services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Since May 6, 2003, the effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of The Hall Group CPA’s has been approved in advance by the Board, and none of those engagements made use of the de minimus exception to pre-approval contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON STOCK

The following table sets forth, as of June 30, 2009: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our Common Stock beneficially owned by each such person, and the percent of our Common Stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our Common Stock beneficially owned, and the percentage of our Common Stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Voting Securities (1)

Clayton Carter, President, CEO and Director
325 N. St. Paul St., Ste. 1350
Dallas, TX 75201	3,005,000 shares	4.50%

Michael Doran, CEO (former) Director (former)
325 N. St. Paul St., Ste. 1350
Dallas, TX 75201	3,000,000 shares	4.50%

G. Don Edwards, Chief Investment Officer and Director
325 N. St. Paul St., Ste. 1350
Dallas, TX 75201	1,900,000 shares	2.85%

James Carroll, Chief Financial Officer and Director
325 N. St. Paul St., Ste. 1350
Dallas, TX 75201	1,190,000 shares	1.78%

Environmental Services and Support, Inc.
355 Lantana, Suite 110
Camarillo, CA 93010	24,603,507 shares	36.88%

Larry Shultz
355 Lantana, Suite 110
Camarillo, CA 93010	7,000,227 shares	10.49%

(1) All Percentages have been rounded up to the nearest one hundredth of one percent.

CHANGES IN CONTROL

To the best of our knowledge, there are no arrangements that could cause a change in our control.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2010 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary, 325 N. St. Paul St., Ste. 1350 Dallas, TX 75201, not later than June 1, 2010, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

FORM 10-K

On October 28, 2009, we filed with the SEC an annual report on Form 10-K for the fiscal year ended June 30, 2009. A copy of the Form 10-K is attached hereto and incorporated herein by reference and may be found at http://www.sec.gov/Archives/edgar/data/1089319/000112178109000439/fri10k63009.htm

ADMISSION TICKET
FREESTONE RESOURCES, INC.

325 N. St. Paul Street
Ste. 1350
Dallas, Texas 75201

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST. NOTE:
If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Annual Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

PROXY

FREESTONE RESOURCES, INC.
325 N. St. Paul Street
Ste. 1350
Dallas, Texas 75201

ANNUAL MEETING OF SHAREHOLDERS - June 22, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints P. Morgan McCune, as proxy of the undersigned, with full power to appoint her substitute, and hereby authorizes her to represent and to vote all the shares of stock of FREESTONE RESOURCES, INC. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual meeting of Shareholders of FREESTONE RESOURCES, INC. to be held at 325 N. St. Paul Street, 1st Floor Board Room, Dallas, Texas 75201, on June 22, 2010 at 12:45 PM and at any adjournment or postponement thereof.

When this proxy is properly executed, the shares to which this proxy relates will be voted as specified. If no contrary instruction is indicated for any proposal, the vote shall be cast in accordance with the recommendation of the Board of Directors. This proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended. If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

This proxy is solicited on behalf of the Board of Directors of FREESTONE RESOURCES, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS.

Please mark your votes as indicated in this example:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE
ENCLOSED ENVELOPE.

1. To elect Clayton D. Carter as director.

FOR           AGAINST    ABSTAIN
[_]              [_]                                [_]

2. To elect G. Don Edwards as director.

FOR           AGAINST    ABSTAIN
[_]              [_]                                [_]

3. To elect James Carroll as director.

FOR           AGAINST    ABSTAIN
[_]              [_]                                [_]

Please indicate if you intend to attend this meeting  [_] YES     [_] NO

If address has changed, please check the box and indicate your new address
below    [_]

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I/We: [  ]will attend; [  ]will not attend the meeting.

Signature(s)                    Date: ________________, 2010

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PLEASE PRINT YOUR NAME ABOVE

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.

Please mark your votes as indicated in this example:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE
ENCLOSED ENVELOPE.

1. TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK TO TWO HUNDERD (200) MILLION SHARES.

FOR           AGAINST    ABSTAIN
[_]              [_]                                [_]

Please indicate if you intend to attend this meeting  [_] YES     [_] NO

If address has changed, please check the box and indicate your new address
below    [_]

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I/We: [  ]will attend; [  ]will not attend the meeting.

Signature(s)                    Date: ________________, 2010

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PLEASE PRINT YOUR NAME ABOVE

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.